SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):  September 30, 2002

EOS INTERNATIONAL, INC. (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)

0-15586 (Commission File Number)	52-1373960 (IRS Employer Identification No.)

888 7th Avenue, 13th Floor, New York, New York (Address of principal executive offices)	10106 (Zip Code)

(212) 887-6869 (Registrant’s telephone number)

Not Applicable (Former name or former address, if changed since last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events

         On October 1, 2002, Eos International, Inc. issued a press release announcing that on September 30, 2002, it entered into agreements (the “Agreements”) with its short-term bridge loan lenders to amend the terms of their notes (the “Notes”), common stock warrants, and related registration rights agreement. The Agreements, among other things, extend the maturity date of the Notes until October 31, 2002.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements

(b)	Pro Forma Financial Information

(c)	Exhibits.

Exhibit No.	Title

10.94	Agreement made as of September 30, 2002 between Eos International, Inc. and Weichert Enterprises, LLC

10.95	Agreement made as of September 30, 2002 between Eos International, Inc. and DL Holdings I, L.L.C.

10.96	Agreement made as of September 30, 2002 by and among Eos International, Inc., Weichert Enterprises, LLC, and DL Holdings I, L.L.C.

99	Press Release, dated October 1, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2002	EOS INTERNATIONAL, INC. By: JACK B. HOOD —————————————— Jack B. Hood Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.94	Agreement made as of September 30, 2002 between Eos International, Inc. and Weichert Enterprises, LLC

10.95	Agreement made as of September 30, 2002 between Eos International, Inc. and DL Holdings I, L.L.C.

10.96	Agreement made as of September 30, 2002 by and among Eos International, Inc., Weichert Enterprises, LLC, and DL Holdings I, L.L.C.

99	Press Release, dated October 1, 2002